Calculation of Filing Fee Tables
S-8
BIOMARIN PHARMACEUTICAL INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	7,650,000	$ 59.86	$ 457,929,000.00	0.0001381	$ 63,239.99
2	Equity	Common Stock	Other	4,355,297	$ 59.86	$ 260,708,078.42	0.0001381	$ 36,003.79
Total Offering Amounts:						$ 718,637,078.42		$ 99,243.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 99,243.78
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock ("Common Stock") of BioMarin Pharmaceutical Inc. (the "Registrant") that become issuable under the Registrant's 2017 Equity Incentive Plan, as Amended April 1, 2025 (the "2017 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that increases the number of outstanding shares of Common Stock. Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on July 31, 2026 as reported on the Nasdaq Global Select Market.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Amicus Therapeutics, Inc. 2025 Equity Incentive Plan (the "Amicus Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that increases the number of outstanding shares of Common Stock. Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on July 31, 2026 as reported on the Nasdaq Global Select Market. The Amicus Plan was assumed by the Registrant and, as modified in connection with such assumption, permits equity awards thereunder to the extent permissible under applicable law and the Nasdaq Listing Rules.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources